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Exhibit 23.2

INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

        Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is provided that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

        On May 10, 2002, Arthur Andersen LLP ("Andersen") was dismissed as the Company's independent accountant effective upon completion of its review of the Company's financial statements for the quarter ended March 31, 2002. For additional information, see the Company's Current Report on Form 8-K dated May 16, 2002. Representatives of Andersen are not available to provide Andersen's written consent to the incorporation by reference into the Company's effective registration statements (the "Registration Statements") of Andersen's audit report with respect to the Company's consolidated financial statements as of December 31, 2001 and for each of the three years then ended. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Annual Report on Form 10-K, which is incorporated by reference into the Registration Statements, without a written consent from Andersen. As a result, with respect to transactions in the Company's securities pursuant to the Registration Statements that occur subsequent to the date this Annual Report on Form 10-K is filed with the Securities and Exchange Commission, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.

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  Exhibit 23.2